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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonstatutory Stock Plan of Integrated Silicon Solution, Inc. of our report dated October 26, 2001, with respect to the consolidated financial statements of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
November 20, 2002